EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statements Nos. 33-94026, 33-51234, 33-75028, 33-77684, 33-57628, 33-80581, 33-80583, 333-42775, 333-89325, 333-89329, 333-89327 and 333-114694 on Form S-8 of our report dated June 8, 2007, on the financial statements of Coram, Inc. as of and for the year ended December 31, 2006, which report is included in the Current Report on Form 8-K/A of Apria Healthcare Group Inc. dated December 4, 2007, as filed February 12, 2008.
/s/ Grant Thornton LLP
Denver, Colorado
February 12, 2008